UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Regis Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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November 5, 2024
Regis Corporation Reminds Shareholders to Vote Now
and
Provides Supplemental Information
On September 26, 2024, Regis Corporation (the “Company”) filed its definitive proxy statement for its 2024 Annual Meeting of Shareholders to be held on November 6, 2024 (the “Proxy Statement”) with the Securities and Exchange Commission.
The Company encourages its shareholders to participate actively in the upcoming meeting of shareholders, to ensure that the Company achieves quorum to hold its annual meeting.  Please vote even if you no longer own the shares, but were a shareholder of record on the record date of September 9, 2024.
In addition, this Proxy Statement Supplement (the “Supplement”) updates and replaces the following:
1.
The description of the third purpose of the meeting listed in the Notice of Annual Meeting of Shareholders is revised to read as follows: “To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm.”  The revised description removes the inadvertent reference to “for fiscal 2024” that appeared in the original filing.  As revised, the proposal description aligns with Item 3 as described in the Proxy Statement and the related proxy card as the proposal for Item 3 refers to the ratification of the appointment of the independent audit firm for the fiscal year ending June 30, 2025.

2.
The table under the “Voting Rights and Requirements” section on page 54 of the Proxy Statement is updated and replaced as set forth on page 2 of this Supplement to clarify the number of directors standing for election and the impact of abstentions and broker non-votes on Item 4, including that abstentions will have the effect of a vote “AGAINST” Item 4.

3.
Footnote 2 to the Security Ownership of Certain Beneficial Owners and Management table on page 51 of the Proxy Statement is updated as set forth on page 3 of this Supplement to reflect certain corrections to the information in the table and footnotes to the table.

This Supplement should be read in conjunction with the Proxy Statement.  Except as described in this Supplement, none of the proposals or information presented in the Proxy Statement is affected by this Supplement.  From and after the date of this Supplement, any references to the Proxy Statement are to the Proxy Statement as supplemented hereby.
Important Information
If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal.  If you would like to change or revoke or your prior vote, please refer to the disclosure in the Proxy Statement under “Other Information – 2024 Annual Meeting of Shareholders – Solicitation and Revocation of Proxies” on how to do so.

Revised Text of the Proxy Statement under “Voting Rights and Requirements”:
Voting Rights and Requirements
Only shareholders of record as of the close of business on September 9, 2024 will be entitled to sign proxies or to vote. On that date, there were 2,285,332 shares issued, outstanding, and entitled to vote. Each share of common stock is entitled to one vote. A majority of the outstanding shares present or by proxy at the Annual Meeting is required to transact business and constitutes a quorum for voting on items at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted as being present at the Annual Meeting in determining the quorum, but neither will be counted as a vote in favor of a matter. A “broker non-vote” is a proxy submitted by a bank, broker or other custodian that does not indicate a vote for some of the proposals because the broker does not have or does not exercise discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on those proposals.
Vote Required
The table below summarizes the proposals that will be voted on, the vote required to approve each item, voting options, how votes are counted and how the Board recommends you vote:
Proposal	Vote Required	Voting Options	Board Recommendation[1]	Broker Discretionary Voting Allowed[2]	Impact of Abstention
Item 1 Election of the seven director nominees listed in this Proxy Statement	Majority of votes cast “FOR” must exceed “AGAINST” votes[3]	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	None
Item 2 Advisory “Say-on-Pay” vote	We will consider our shareholders to have approved this advisory proposal if the votes cast “FOR” exceed the votes cast “AGAINST”[4]	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	None
Item 3 Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm
Majority of votes present in person or by proxy and entitled to vote on this item of business or, if greater, the vote required is a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting

		“FOR” “AGAINST” “ABSTAIN”	“FOR”	Yes	“AGAINST”
Item 4 Approval of the Amended and Restated 2018 Long Term Incentive Plan
Majority of votes present in person or by proxy and entitled to vote on this item of business or, if greater, the vote required is a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting

		“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	“AGAINST”

1	If you are a registered holder and you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board’s recommendation.
2
A broker non-vote will not count as a vote for or against a director or the Say-on-Pay vote. For Items 3 and 4, a broker non-vote will have no effect unless a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting is required in order to approve the item, then a broker non-vote will have the same effect as a vote “AGAINST.”

3
In an uncontested election of directors at which a quorum is present, if any nominee for director receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election, our Corporate Governance Guidelines require that such person must promptly tender his or her resignation to the Board following certification of the shareholder vote. Our Corporate Governance Guidelines further provide that the Nominating and Corporate Governance Committee will then consider the tendered resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the election. The nominee who tendered his or her resignation will not participate in the Board decisions. Cumulative voting in the election of directors is not permitted.

4
The advisory Say-on-Pay vote is not binding on us; however, we will consider the shareholders to have approved the compensation of our named executive officers if the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal.

Revised Text of the Proxy Statement “Security Ownership of Certain Beneficial Owners and Management”:
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND
MANAGEMENT
The following table sets forth, as of September 1, 2024, the ownership of our common stock by each shareholder who is known by us to own beneficially more than 5% of our outstanding shares, by each director and director nominee, by each named executive officer identified in the Summary Compensation Table, and by all current executive officers, directors and director nominees as a group. Except as indicated below, the parties listed in the table have the sole voting and investment power with respect to the shares indicated. Unless otherwise indicated, the address for each person or entity named below is c/o Regis Corporation, 3701 Wayzata Boulevard, Suite 600, Minneapolis, Minnesota 55416. Our Company had 2,279,948 shares of common stock issued and outstanding as of September 1, 2024.
Name of Beneficial Owner or Identity of Group		Number of Shares Beneficially Owned[1,2](#)	Percent of Class (%)
More than 5% Shareholders	First Manhattan Co. LLC[3]	221,250	9.7
Named Executive Officers	Matthew Doctor	21,991	*
	Kersten D. Zupfer	10,294	*
	John C. Davi	6,704	*
Directors and Nominees (in addition to Mr. Doctor, who is listed above):	Lockie Andrews	6,641	*
	Nancy Benacci	2,182	*
	David J. Grissen	16,003	*
	Mark S. Light	9,526	*
	Michael Mansbach	6,687	*
	Michael J. Merriman	10,540	*
	M. Ann Rhoades	8,953	*
	All current executive officers, directors, and director nominees as a group (14 persons)[4]	124,102	5.3

*	less than 1%
1
Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to restricted stock units that vest within 60 days or have vested but have not yet been distributed: 2,141 shares for Ms. Andrews, 7,753 shares for Mr. Grissen, 5,026 shares for Mr. Light, 2,187 shares for Mr. Mansbach, 5,540 shares for Mr. Merriman, and 4,453 shares for Ms. Rhoades.

2
Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to stock options that are exercisable or will become exercisable within 60 days: 19,750 shares for Mr. Doctor, 6,568 shares for Ms. Zupfer, 5,249 shares for Mr. Davi, 4,500 shares for Ms. Andrews, 2,182 shares for Ms. Benacci, 8,250 shares for Mr. Grissen, 4,500 shares for Mr. Light, 4,500 shares for Mr. Mansbach, 4,500 shares for Mr. Merriman, 4,500 shares for Ms. Rhoades, and 15,080 shares for the Company’s other executive officers.

3
Based on information in a Schedule 13G/A filed by First Manhattan Co. LLC. (“First Manhattan”) on February 12, 2024, First Manhattan reported sole voting power over 117,500 shares, shared voting power over 103,750 shares, sole dispositive power over 117,500 shares, and shared dispositive power over 103,750 shares. The address for First Manhattan is 399 Park Avenue, New York, NY 10022.

4	See footnotes 1 and 2 for information regarding the nature of certain indirect and deemed ownership of the shares included in this amount.